                                                                     EXHIBIT 3.3

                           CERTIFICATE OF DESIGNATION
                            OF RIGHTS AND PREFERENCES
                                       OF
                            CLASS A PREFERRED STOCK,
                           CLASS B PREFERRED STOCK AND
                             CLASS C PREFERRED STOCK
                                       OF
                         REGENERATION TECHNOLOGIES, INC.

                           Pursuant to Section 151(g)
                        of the General Corporation Law of
                              THE STATE OF DELAWARE
                        ---------------------------------

        Regeneration Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of the Corporation, at a meeting held on April 25, 2000, duly adopted the following resolution:

        RESOLVED, that this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issue from time to time of one series of Preferred Stock of the Corporation and the designations, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Certificate of Incorporation, to be in their entirety as follows:

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        1.     DESIGNATION AND NUMBER.

               (a) One million seven hundred seventy-seven thousand three hundred forty-eight (1,777,348) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated Class A Preferred Stock ("Class A Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

               (b) Seven hundred forty-eight thousand one hundred fifty-two (748,152) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated Class B Preferred Stock ("Class B Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

               (c) Three hundred sixty-eight thousand nine hundred ninety (368,990) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated Class C Preferred Stock ("Class C Preferred Stock") with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

        2. DIVIDENDS. Whenever any dividend or other distribution is declared on any shares of Preferred Stock, the Board of Directors shall declare a dividend or distribution on those shares of Preferred Stock then outstanding as follows:

               (a) CLASS C PREFERRED STOCK DIVIDEND. The holders of the Class C Preferred Stock shall be entitled to receive, out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on any other class or series of Preferred Stock or Common Stock of the Corporation, when and if declared by the Board of Directors, annual cumulative dividends at the rate per annum of 6% of the Class C Stock Value (as defined below), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events which affect the number of outstanding shares of the Class C Preferred Stock. The "Class C Stock Value" shall be equal to $27.101 per share. Cumulative dividends will accrue regardless of whether there are profits, surplus or other funds of the Corporation legally available for payment of dividends.

               (b) CLASS A PREFERRED AND CLASS B PREFERRED STOCK DIVIDEND. Subject to the dividend preference rights of the holders of Series C Preferred Stock (as described in Section 1(a)), whenever any dividend or other distribution is declared on any shares of Class A Preferred Stock or Class B Preferred Stock, the Board of Directors shall simultaneously declare a dividend or distribution on those shares of Class A Preferred Stock and Class B Preferred Stock, if any, on which no dividend or other distribution was declared, based on the relative aggregate Liquidation value of the outstanding shares of Class A Preferred Stock and Class B Preferred Stock, so that the outstanding shares of Class A Preferred Stock and Class B Preferred Stock will participate equally with each other in such dividend or other distribution.

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The holders of the Class A Preferred Stock and Class B Preferred Stock shall be entitled to receive, out of funds legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, when and if declared by the Board of Directors, annual cumulative dividends at the rate per annum of 6% of the Class A Stock Value and the Class B Stock Value (as defined below), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events which affect the number of outstanding shares of the Class A Preferred Stock and Class B Preferred Stock. The "Class A Stock Value" shall be equal to $7.84 per share. The "Class B Stock Value" shall be equal to $8.795 per share. Cumulative dividends will accrue regardless of whether there are profits, surplus or other funds of the Corporation legally available for payment of dividends.

               (c) ADDITIONAL PREFERRED STOCK DIVIDEND. Subject to the other terms hereof, whenever any dividend or other distribution is declared on any shares of Common Stock of the Corporation, the Board of Directors shall simultaneously declare a dividend or distribution on those shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock then outstanding, so that the outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock will participate equally with the holders of Common Stock in such dividend on an as-if-converted basis.

               (d) OTHER. So long as any shares of Class C Preferred Stock are outstanding, the Corporation shall not declare or pay any dividend or make any distribution (whether in cash or other property, other than stock dividends referred to in subsection (vii) of Section 5(d)), to the holders of any other class or series of Preferred Stock or Junior Stock (as defined below), unless such dividend or distribution also is payable to the holders of Class C Preferred Stock.

        3.     LIQUIDATION, DISSOLUTION OR WINDING UP.

               (a) The Corporation shall not effectuate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation") unless such Liquidation has been approved by the holders of 75% of the Class A Preferred Stock, the holders of 75% of the Class B Preferred Stock, and the holders of 75% of the Class C Preferred Stock, each voting separately as a class.

               (b) CLASS C PREFERRED STOCK. In the event of any Liquidation, the holders of shares of Class C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock or any other class or series of Preferred Stock then outstanding, an amount per share equal to the Class C Stock Value (subject to Adjustment).

               (c) CLASS A PREFERRED STOCK AND CLASS B PREFERRED STOCK. In the event of any Liquidation, the holders of shares of Class A Preferred Stock and B Preferred Stock then outstanding shall be simultaneously entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment has been made to holders of shares of Class C Preferred Stock then outstanding, but before any payment shall be made to the holders of Junior Stock or any other class or series of Preferred Stock then outstanding, an amount per share equal to the Class A Preferred Stock and the Class B Stock Value, respectively (subject to Adjustment).

               (d)    ADDITIONAL DISTRIBUTION UPON LIQUIDATION.

                      (i) CLASS C PREFERRED STOCK. In addition to and after all distributions made pursuant to Sections 3(b) and 3(c), in the event of a Liquidation, the holders of shares of the Class C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, prior and in preference to any other class or series of Preferred Stock or Common Stock of the Corporation, an amount equal to all accrued but unpaid dividends thereon. If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay all holders of shares of the Class C Preferred Stock the full amount to which they shall be entitled under this
Section 3(d)(i), the holders of shares of the Class C Preferred Stock shall share ratably in the distribution of the entire remaining assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                      (ii) CLASS A PREFERRED STOCK AND CLASS B PREFERRED STOCK. In addition to and after all distributions made pursuant to Sections 3(b) and 3(c), the holders of shares of the Class A Preferred Stock and the Class B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of shares of the Class C Preferred Stock pursuant to Section 3(d)(i), but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to all accrued but unpaid dividends thereon. If, upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Class A Preferred Stock and the Class B Preferred Stock the full amount to which they shall be entitled under this Section 3(d)(ii), the holders of shares of the Class A Preferred Stock and the Class B Preferred Stock shall share ratably in the distribution of the entire remaining assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

        The Class C Preferred Stock shall rank, as to dividends and upon Liquidation, senior in priority to the Class A Preferred Stock and the Class B Preferred Stock. The Class A Preferred Stock and the Class B Preferred Stock shall rank, as to dividends and upon Liquidation, on parity with each other, junior to the liquidation rights of the Class C Preferred, as described in Section 3(b) hereof, and senior and prior to the Common Stock and to any other class or series of shares issued by the Corporation (the "Junior Stock").

        4.     VOTING.

               (a) GENERAL. Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of the stockholders of the Corporation with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, the provisions of Subsections 4(b), 4(c) or 4(d) below or by the provisions establishing any other class or series of Preferred Stock, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

               (b) CLASS A PREFERRED STOCK.

                      (i) AMENDMENT. Any amendment or change in the rights, preferences or privileges of the Class A Preferred Stock shall require the affirmative vote of the holders of at least a majority of the outstanding shares thereof voting as a separate class.

                      (ii) BOARD OF DIRECTORS. The holders of record of the shares of Class A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Class A Preferred Stock then outstanding shall constitute a quorum of the Class A Preferred Stock for the purpose of electing the director by holders of the Class A Preferred Stock. A vacancy in the directorship filled by the holders of Class A Preferred Stock shall be filled only by vote of the holders of the Class A Preferred Stock.

                      (iii) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Class A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

                             (A) authorize or issue any other class or series
of stock senior to or on parity with the Class A Preferred Stock or take other actions materially affecting the rights, powers or privileges of the Class A Preferred Stock, other than up to 368,990 shares of Class C Preferred Stock;

                             (B) amend, alter or repeal any provision of the
Articles of Incorporation or the By-laws of the Corporation that adversely affects the rights, power, or privileges of the Class B Preferred Stock, including, but not limited to, an increase in the number of directors of the Corporation;

                             (C) incur any indebtedness that is greater than
the aggregate amount
of all accounts receivable of the Corporation;



                             (D) repurchase, redeem, or otherwise acquire,
directly or indirectly, any shares, or any securities convertible into any shares, of the Common Stock or any other capital stock of the Corporation, other than unvested shares repurchased from former employees pursuant to a stock restriction agreement between the employee and the Corporation;

                             (E) effect any sale, conveyance or other
disposition of, or encumbrance upon, all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of;

                             (F) enter into or repay any obligation or
indebtedness to any officer, director or employee of the Corporation, except for obligations or indebtedness (i) incurred in the ordinary course of business or (ii) the terms of which are no less favorable to the Corporation than if such obligations or indebtedness had been the result of an arms length negotiations with parties unrelated to the Corporation; or

                             (G) sell, encumber or otherwise dispose of any
of the Intellectual Property (as defined below) of the Corporation, other than (i) licensing arrangements entered into in the ordinary course of business or (ii) other dispositions in the ordinary course of business that have been approved by the Board of Directors. "Intellectual Property" shall mean all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses that are owned or held by the Company.

               (c) CLASS B PREFERRED STOCK.

                      (i) AMENDMENT. Any amendment or change in the rights, preferences or privileges of the Class B Preferred Stock shall require the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares thereof voting as a separate class.

                      (ii) BOARD OF DIRECTORS. The holders of record of the shares of Class B Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Class B Preferred Stock then outstanding shall constitute a quorum of the Class B Preferred Stock for the purpose of electing the director by holders of the Class B Preferred Stock. A vacancy in the directorship filled by the holders of Class B Preferred Stock shall be filled only by vote of the holders of the Class A Preferred Stock.

                      (iii) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Class B

Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

                             (A) authorize or issue any other class or series
of stock senior to or on parity with the Class B Preferred Stock or take other actions materially affecting the rights, powers or privileges of the Class B Preferred Stock, other than up to 368,990 shares of Class C Preferred Stock;

                             (B) amend, alter or repeal any provision of the
Articles of Incorporation or the By-laws of the Corporation that adversely affects the rights, power, or privileges of the Class B Preferred Stock, including, but not limited to, an increase in the number of directors of the Corporation;

                             (C) incur any indebtedness that is greater than
the aggregate amount of all accounts receivable of the Corporation;

                             (D) repurchase, redeem, or otherwise acquire,
directly or indirectly, any shares, or any securities convertible into any shares, of the Common Stock or any other capital stock of the Corporation, other than unvested shares repurchased from former employees pursuant to a stock restriction agreement between the employee and the Corporation;

                             (E) effect any sale, conveyance or other
disposition of, or encumbrance upon, all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of;

                             (F) enter into or repay any obligation or
indebtedness to any officer, director or employee of the Corporation, except for obligations or indebtedness (i) incurred in the ordinary course of business or (ii) the terms of which are no less favorable to the Corporation than if such obligations or indebtedness had been the result of an arms length negotiations with parties unrelated to the Corporation; or

                             (G) sell, encumber or otherwise dispose of any
of the Intellectual Property (as defined below) of the Corporation, other than (i) licensing arrangements entered into in the ordinary course of business or (ii) other dispositions in the ordinary course of business that have been approved by the Board of Directors.

               (d) CLASS C PREFERRED STOCK.

                      (i) AMENDMENT. Any amendment or change in the rights, preferences or privileges of the Class C Preferred Stock shall require the affirmative vote of the holders of at least two thirds (2/3) of the outstanding shares thereof voting as a separate class.

                      (ii) BOARD OF DIRECTORS.

                             (A) Stephens-Regeneration LLC ("Stephens") may,
for so long as it is a holder of at least 25% of the shares of Class C Preferred Stock originally issued to Stephens by the Corporation, from time to time, appoint a representative to attend meetings of the Board of Directors of the Corporation or any committees thereof as an observer (the "Observer"). The Observer is not entitled to vote on any matters before the Board of Directors or any committees thereof. Neither Stephens nor the Observer shall have any duties, responsibilities or liability by virtue of attendance at such meetings or the failure to attend the same, subject to those certain confidentiality requirements specified in the Stockholders' Agreement of the Corporation dated as of October 8, 1999 (the "Stockholders' Agreement"). The Corporation shall notify the Observer of all Board of Directors meetings at the same time as the Corporation notifies Directors of such meetings and the Observer shall be entitled to all written materials Directors are entitled to receive.

                             (B) Medtronic Asset Management, Inc.
("Medtronic") or any of its affiliates may, for so long as Medtronic or any such affiliate, as the case may be, is a holder of at least 25% of the shares of Class C Preferred Stock originally issued to Medtronic by the Corporation, from time to time, appoint an Observer to attend meetings of the Board of Directors of the Corporation or any committees thereof. The Observer is not entitled to vote on any matters before the Board of Directors or any committees thereof. Neither Medtronic nor the Observer shall have any duties, responsibilities or liability by virtue of attendance at such meetings or the failure to attend the same, subject to those certain confidentiality requirements specified in the Stockholders' Agreement. The Corporation shall notify the Observer of all Board of Directors meetings at the same time as the Corporation notifies Directors of such meetings and the Observer shall be entitled to all written materials Directors are entitled to receive. Notwithstanding the foregoing, until such time as Medtronic shall have exercised the Medtronic Election (as defined in the Stockholders' Agreement), Medtronic shall not have the right to appoint an Observer pursuant to this
Section 4(d)(ii).

                      (iii) The Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of two-thirds (2/3) of the then outstanding shares of Class C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

                             (A) authorize or issue any other Class or series
of stock senior to or on parity with the Class C Preferred Stock or take other actions materially affecting the rights, powers or privileges of the Class C Preferred Stock;

                             (B) amend, alter or repeal any provision of the
Articles of Incorporation or the By-laws of the Corporation that adversely affects the rights, power, or privileges of the Class C Preferred Stock, including, but not limited to, an increase in the number of directors of the Corporation;

                             (C) incur any indebtedness that is greater than
the aggregate amount of all accounts receivable of the Corporation;

                             (D) repurchase, redeem, or otherwise acquire,
directly or indirectly, any shares, or any securities convertible into any shares, of the Common Stock or any other capital stock of the Corporation, other than unvested shares repurchased from former employees pursuant to a stock restriction agreement between the employee and the Corporation;

                             (E) effect any sale, conveyance or other
disposition of, or encumbrance upon, all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of;

                             (F) enter into or repay any obligation or
indebtedness to any officer, director or employee of the Corporation, except for obligations or indebtedness (i) incurred in the ordinary course of business or (ii) the terms of which are no less favorable to the Corporation than if such obligations or indebtedness had been the result of an arms length negotiations with parties unrelated to the Corporation; or

                             (G) sell, encumber or otherwise dispose of any
of the Intellectual Property (as defined below) of the Corporation, other than (i) licensing arrangements entered into in the ordinary course of business or (ii) other dispositions in the ordinary course of business that have been approved by the Board of Directors.

        5. OPTIONAL CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) RIGHT TO CONVERT. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stock Value for each class of Preferred Stock, as applicable, by the Conversion Price (as defined below) for such class, as applicable, in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $7.84 for the Class A Preferred Stock (the "Class A Conversion Price"), $8.795 for the Class B Preferred Stock (the "Class B Conversion Price"), and $27.101 for the Class C Preferred Stock (the "Class C Conversion Price"). Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

               (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective conversion Price. Whether fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (c) MECHANICS OF CONVERSION.

                      (i) In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for Conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person or persons entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                      (ii) The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, at the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                      (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                      (iv) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

               (d)    ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                      (i) SPECIAL DEFINITIONS. For purposes of this Section 5(d), the following definitions shall apply:

                             (A) "Additional Shares of Common Stock" shall
mean all shares of Common Stock issued or deemed to be issued (pursuant to Section 5(d)(iii) below) by the Corporation after the Original Issue Date, other than Excluded Stock.

                             (B) "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                             (C) "Employee Stock Options" shall mean stock or
options to purchase up to 400,000 shares of Common Stock to be granted to employees, directors or consultants of the Corporation pursuant to any Board-approved stock award, stock option plan, agreement or arrangement for officers, directors, consultants, employees and others who render services to the Corporation.

                             (D) "Excluded Stock" shall mean (I) Common Stock
issued or issuable (a) upon conversion of the Preferred Stock, (b) upon the exercise of Employee Stock Options, (c) upon the exercise of the warrants issued to each of Medtronic and Stephens and (d) in transactions referred to in subsections (vi) and (vii) of this Section 5(d), (II) up to 953,876 shares of Common Stock issued, or to be issued, to members of management and employees of the Corporation who have executed or who agree to execute a stock restriction agreement in a form acceptable to the Board of Directors of the Corporation.

                             (E) "Options" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding Employee Stock Options, as described below.

                             (F) "Original Issue Date" shall mean the date on
which a share of Preferred Stock was first issued.

                      (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Section 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 66 2/3% of each class of the then outstanding shares of Preferred Stock, each voting separately as a class, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                      (iii) ISSUE OF OPTIONS AND CONVERTIBLE SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, or in the case of Convertible Securities and Options therefor, the Conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, on such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                             (A) no further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; and upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

                             (B) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; PROVIDED, HOWEVER, that no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                      (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(d)(iii), without consideration or for a consideration per share less than the Class A, Class B or Class C Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, then and in such event, such Class A, Class B, or Class C Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price determined by multiplying such Class A, Class B, or Class C Conversion Price, as the case may be, by a fraction, the NUMERATOR of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Class A, Class B, or Class C Conversion Price, as the case may be, and the DENOMINATOR of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED, HOWEVER, that, for the purpose of this Section 5(d)(iv), (I) all shares of Common Stock issuable upon conversion of shares of Class A Preferred Stock, Class B Preferred Stock, and Class C Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and (II) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 5(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                      (v) DETERMINATION OF CONSIDERATION. For purposes of this Section 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                             (A) CASH AND PROPERTY. Such consideration shall:
(a) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends; (b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (c) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board of Directors.

                             (B) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                                    (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (y) the maximum number of shares of
Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

In the case of such consideration or number of shares issuable as referred to in clauses (x) and (y), respectively, the amounts shall be as set forth in the instruments relating thereto without regard to any provision contained therein for a subsequent adjustment of such consideration or number of shares, respectively.

                      (vi) ADJUSTMENT FOR COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. If, at any time after the applicable Original Issue Date, the number of shares of Common Stock outstanding are decreased by a combination of the outstanding shares of Common Stock, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                      (vii) ADJUSTMENT FOR STOCK DIVIDENDS, SPLITS, ETC. If the Corporation at any time after the applicable Original Issue Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred stock shall be increased in proportion to such increase in outstanding shares; PROVIDED, HOWEVER, that the Conversion Price shall not be decreased at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                      (viii) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC.
In case of any recapitalization, consolidation or merger of the Corporation with or into another corporation or the sale of substantially all of the assets of the Corporation to another corporation (other than a subdivision or combination provided for elsewhere in this Section 5), each share of Preferred Stock shall thereafter be convertible into type and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

               (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of these Articles of Incorporation to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Preferred Stock.

               (g) NOTICE OF RECORD DATE. In the event:

                      (i) that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class of any other securities or property, or to receive any other right;

                      (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                      (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                      (iv) of a Liquidation, then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall caused to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least twenty (20) days before the record date specified below, a notice stating:

                             (A) the record date of such dividend,
distribution, subdivision or combination or, if a record is not to be taken, the date as of which the holders of the applicable class of securities of record shall be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                             (B) the date on which such reclassification,
consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of the applicable class of securities of record shall be entitled to exchange their shares of the applicable class of securities for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

        6.     AUTOMATIC CONVERSION.

               (a)    QUALIFIED OFFERING.

                      (i) CLASS A PREFERRED STOCK. Upon (i) the closing of a Qualified Class A Offering (as defined below), or (ii) the affirmative vote of the holders of 75% of the ten outstanding Class A Preferred Stock, all of the then outstanding shares of Class A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Preferred Stock, and any dividends accrued but unpaid shall be immediately payable in cash. A "Qualified Class A Offering" shall mean an Underwritten Offering (as defined below) by the Corporation of authorized but unissued shares of Common Stock at a price per share which is not less than 200% of the Class A Stock Value and resulting in net proceeds to the Corporation (after deducting underwriting commissions and offering expenses) of not less than twenty million dollars $20,000,000.00 ("Qualified Net Proceeds"). An "Underwritten Offering" shall mean a distribution of Common Stock in a firm commitment underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act.

                     (ii) CLASS B PREFERRED STOCK. Upon (i) the closing of a Qualified Class B Offering (as defined below) or (ii) the affirmative vote of the holders of 75% of the then outstanding Class B Preferred Stock, all of the then outstanding shares of Class B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Preferred Stock, and any dividends accrued but unpaid shall be immediately payable in cash. A "Qualified Class B Offering" shall mean an Underwritten Offering (as defined below) by the Corporation of authorized but unissued shares of Common Stock at a price per share which is not less than 200% of the Class B Stock Value and resulting in Qualified Net Proceeds.

                    (iii) CLASS C PREFERRED STOCK. Upon (i) the closing of a Qualified Class C Offering (as defined below) or (ii) the affirmative vote of the holders of 75% of the then outstanding Class C Preferred Stock, all of the then outstanding shares of Class C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Preferred Stock, and any dividends accrued but unpaid shall be immediately payable in cash. A "Qualified Class C Offering" shall mean an Underwritten Offering by the Corporation of authorized but unissued shares of Common Stock at a price per share which is not less than 200% of the Class C Stock Value and resulting in Qualified Net Proceeds.

               (b) NOTICES. The Corporation shall promptly send by first-class mail, postage prepaid, to each holder of Preferred Stock at such holder's address appearing on the Corporation's records a copy of (i) each registration statement filed by the Corporation under the Securities Act and each amendment thereof and exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

               (c) NO FURTHER ACTION. In the case of an automatic conversion pursuant to this Section 6, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or to its transfer agent; PROVIDED, HOWEVER, that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock are delivered either to the Corporation or to any transfer agent of the Corporation.

             * * * Remainder of page intentionally left blank * * *

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate to be signed by its Chief Executive Officer this 3rd day of August, 2000.


                      REGENERATION TECHNOLOGIES, INC.


                      By: /s/ JAMES M. GROOMS
                         ------------------------------------
                         Chief Executive Officer